Exhibit 10.32

AMENDMENT TO

SYNNEX CORPORATION

2003 STOCK INCENTIVE PLAN

In accordance with Section 16(b) of the SYNNEX Corporation 2003 Stock Incentive Plan, as amended (the “Plan”), the Plan is hereby amended as follows:

1. Section 4(b)(ii) of the Plan is hereby amended and restated in its entirety as follows, effective on the date hereof:

“(b)(ii) On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders after such Outside Director’s appointment or election to the Board of Directors, commencing with the annual meeting occurring after November 21, 2008, each Outside Director who will continue serving as a member of the Board of Directors thereafter shall receive 2,000 Restricted Shares (subject to adjustment under Section 11), provided such Outside Director has served on the Board of Directors for at least six months; provided, further, if the first business day following the conclusion of the regular annual meeting of the Company’s stockholders after such Outside Director’s appointment or election to the Board of Directors falls within a trading black-out period, then the grant date for Restricted Shares granted pursuant to this section shall be upon the expiration of the third trading day after the trading black-out period ends.”

2. Section 4(b)(iv) of the Plan is hereby amended and restated in its entirely as follows, effective on the date hereof:

“(b)(iv)(A) With respect to Options granted to Outside Directors under this Section 4(b) after January 4, 2007, one-third (1/3) of the Shares subject to each Option shall vest and become exercisable on the first anniversary of the date of grant, and the balance of the Shares subject to each Option (i.e., the remaining two-thirds (2/3)) shall vest and become exercisable monthly over a two-year period beginning on the day which is one month after the first anniversary of the date of grant; and (B) with respect to Restricted Shares awarded to Outside Directors under this Section 4(b) after November 21, 2008, one-quarter (1/4) of the Restricted Shares shall vest on the last day of each fiscal quarter following the date of grant over a one-year period.”

To record the amendment of the Plan, SYNNEX Corporation has executed this document this 21st day of November, 2008.

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Title:	General Counsel and Corporate Secretary